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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2003

MISSION ENERGY HOLDING COMPANY
(Exact name of registrant as specified in its charter)

DELAWARE	333-68632	95-4867576
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

2600 Michelson Drive, Suite 1700
Irvine, California 92612
(Address of principal executive offices, including zip code)

949-852-3576
(Registrant's telephone number, including area code)

Items 1 through 4, 6 and 8 through 12 are not included because they are inapplicable.

        This current report includes forward-looking statements. Mission Energy Holding Company has based these forward-looking statements on its current expectations and projections about future events based upon knowledge of facts as of the date of this current report and its assumptions about future events. These forward-looking statements are subject to various risks and uncertainties that may be outside Mission Energy Holding Company's control. Mission Energy Holding Company has no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This current report should be read in conjunction with Mission Energy Holding Company's 2002 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for the first three quarters of 2003. Capitalized terms used in this current report which are not specifically defined have the meanings set forth in the other reports.

Item 5. Other Events

        On December 11, 2003, an indirect subsidiary of MEHC (a direct subsidiary of EME), Mission Energy Holdings International, Inc., received funding under a three-year, $800 million secured loan from Citigroup, Credit Suisse First Boston, JPMorganChaseBank, and Lehman Brothers. Interest on this secured loan is based on LIBOR (with a LIBOR floor of 2%) plus 5%. After payment of transaction expenses, a portion of the net proceeds from this financing was used to make an equity contribution of $550 million to Edison Mission Midwest Holdings which, together with cash on hand, was used to repay Edison Mission Midwest Holdings' $781 million indebtedness due December 11, 2003. The remaining net proceeds from this financing were used to make a deposit of cash collateral of approximately $67 million under the new letter of credit facility described below and to repay approximately $160 million of indebtedness of a foreign subsidiary under the Coal and CapEx facility guaranteed by EME. Mission Energy Holdings International owns substantially all of EME's international operations through its subsidiary, MEC International B.V.

        On December 11, 2003, EME's subsidiary, Midwest Generation EME, LLC, entered into a three-year, $100 million letter of credit facility with Citibank, N.A., as Issuing Bank. Under the terms of this letter of credit facility, Midwest Generation EME is required to deposit cash in a bank account in order to cash collateralize any letters of credit that may be outstanding under it. The bank account is pledged to the Issuing Bank. On December 11, 2003, EME canceled $67 million of the commitment under its existing line of credit and was relieved of its reimbursement obligations with respect to the same amount of letters of credit issued under it. Concurrently therewith, such letters of credit were issued under Midwest Generation EME's new letter of credit facility, and Midwest Generation EME made a deposit of cash collateral in the amount of $67 million for this purpose. The funds for this deposit were obtained as part of the financing referred to above. After giving effect to the commitment cancellation described above, EME's availability under its line of credit is approximately $145 million, none of which is currently drawn. Midwest Generation EME owns 100% of Edison Mission Midwest Holdings, which in turn owns 100% of Midwest Generation LLC.

Item 7. Financial Statements and Exhibits

(c)    Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated December 11, 2003, among Mission Energy Holdings International, Inc., Initial Lenders and Citicorp North America, Inc. as Administrative Agent., incorporated by reference to Exhibit 10.1 to Edison Mission Energy's Form 8-K dated December 11, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Mission Energy Holding Company (Registrant)
Date:	December 11, 2003	/s/ KEVIN M. SMITH KEVIN M. SMITH Senior Vice President and Chief Financial Officer

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FORM 8-K
  Item 5. Other Events
  Item 7. Financial Statements and Exhibits
SIGNATURE